Exhibit 99.1

       Dolby Laboratories Reports FY 2007 Third-Quarter Results

          Third-Quarter Revenue up 28 Percent Year-over-Year


    SAN FRANCISCO--(BUSINESS WIRE)--Aug. 1, 2007--Dolby Laboratories, Inc. (NYSE:DLB) today announced the Company's financial results for the third quarter of fiscal year 2007.

    For the third quarter, Dolby reported total revenue of $119.6 million, compared to $93.7 million for the third quarter of fiscal 2006, an increase of 28 percent. Third-quarter net income was $29.7 million, or $0.26 per diluted share, compared to $19.1 million, or $0.17 per diluted share, for the third quarter of fiscal 2006.

    Net income for the third quarter reflected stock-based compensation expense of $5.1 million compared to $4.7 million in the third quarter of fiscal 2006.

    "Our third-quarter results demonstrate the strength of Dolby's business model, as we continue to diversify our revenue across newer markets," said Bill Jasper, President and Chief Executive Officer, Dolby Laboratories. "Dolby(R) technology is an essential element in the entertainment experience, and as digital entertainment expands across multiple platforms, Dolby continues to benefit."

    Guidance

    For fiscal 2007, Dolby now expects revenue to be approximately $465 million to $475 million. Net income is now expected to be approximately $122 million to $127 million. Consequently, earnings per diluted share are now expected to be approximately $1.07 to $1.11. While stock-based compensation expense may vary based on factors such as stock price or volatility, Dolby now expects stock-based compensation expense for the full year to be approximately $21 million.

    The Company's Conference Call Information

    Members of Dolby management will lead a conference call open to all interested parties to discuss Dolby's third-quarter fiscal 2007 financial results at 2 p.m. PT/5 p.m. ET, Wednesday, August 1, 2007.

    Access to the teleconference will be available over the Internet from http://investor.dolby.com/medialist.cfm or by dialing
877-704-5381. International callers can access the conference call at 913-312-1295.

    A replay of the call will be available beginning at 5 p.m. PT on August 1, 2007 until 9 p.m. PT on August 8, 2007 at 888-203-1112
(international callers can access the replay by dialing 719-457-0820) using confirmation code 1983417. An archived version of the teleconference will also be available on Dolby Laboratories' website, www.dolby.com.

    Forward-Looking Statements

    Certain statements in this press release, including statements relating to Dolby's expectations regarding revenue, net income, earnings per diluted share, and stock-based compensation expense for the fiscal year ending September 28, 2007 and Dolby's expectations concerning the strength of its business model, the diversification of its revenues across new markets, the expansion of digital entertainment across multiple platforms, Dolby's role as an essential element in the entertainment experience, and the benefits, including long-term growth opportunities, that may be derived therefrom, are "forward-looking statements" that are subject to risks and uncertainties. These forward-looking statements are based on management's current expectations, and as a result of certain risks and uncertainties actual results may differ materially from those projected. The following important factors, without limitation, could cause actual results to differ materially from those in the forward-looking statements: risks associated with trends in the markets in which Dolby operates, including the DVD, broadcast, personal computer, gaming, or portable device markets, and trends relating to the development of additional and newer markets for Dolby technologies; pricing pressures; the timing of Dolby's receipt of royalty reports and/or payments from its licensees; Dolby's accuracy of calculation of royalties due to its licensors; Dolby's ability to develop, maintain, and strengthen relationships with industry participants; Dolby's ability to develop and deliver innovative technologies in response to new and growing markets in the entertainment industry; competitive risks; risks associated with conducting business in China and other countries that have historically limited recognition and enforcement of intellectual property and contractual rights; risks associated with the health of the motion picture industry generally; the development and growth of the market for digital cinema and Dolby's ability to successfully penetrate this market; Dolby's ability to expand its business generally, and to expand its business beyond sound technologies to other technologies related to digital entertainment delivery, by acquiring businesses or technologies; and other risks detailed in Dolby's Securities and Exchange Commission filings and reports, including the risks identified under the section captioned "Risk Factors" in its most recent Quarterly Report on Form 10-Q. Dolby disclaims any obligation to update information contained in these forward-looking statements whether as a result of new information, future events, or otherwise.

    About Dolby Laboratories

    Dolby Laboratories (NYSE:DLB) develops and delivers products and technologies that make the entertainment experience more realistic and immersive. For more than four decades, Dolby has been at the forefront of defining high-quality audio and surround sound in cinema, broadcast, home audio systems, cars, DVDs, headphones, games, televisions, and personal computers. For more information about Dolby Laboratories or Dolby technologies, please visit www.dolby.com.

    Dolby and the double-D symbol are registered trademarks of Dolby Laboratories. S07/18523 DLB-F


                       DOLBY LABORATORIES, INC.
           CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS


                        Fiscal Quarter Ended Fiscal Year-to-Date Ended
                        -------------------- -------------------------
                         June 30,  June 29,     June 30,     June 29,
                           2006      2007         2006         2007
                        ---------- --------- --------------- ---------
                                         (unaudited)
                           (in thousands, except per share amounts)
Revenue:
    Licensing            $ 69,138  $ 94,795  $      221,303  $283,812
    Product sales          18,862    17,191          50,574    47,870
    Services                5,650     7,627          17,522    21,383
                        ---------- --------- --------------- ---------
        Total revenue      93,650   119,613         289,399   353,065
                        ---------- --------- --------------- ---------

Cost of revenue:
    Cost of licensing       6,008     8,478          19,786    26,287
    Cost of product
     sales(1)              10,190     8,119          29,754    24,519
    Cost of services(1)     2,686     2,963           7,913     8,470
                        ---------- --------- --------------- ---------
        Total cost of
         revenue           18,884    19,560          57,453    59,276
                        ---------- --------- --------------- ---------
Gross margin               74,766   100,053         231,946   293,789
                        ---------- --------- --------------- ---------
Operating expenses:
    Selling, general
     and
     administrative(1)     38,477    48,430         113,598   128,266
    Research and
     development(1)         9,108    11,854          25,413    31,650
    Gain on settlements         -      (350)              -    (1,850)
                        ---------- --------- --------------- ---------
        Total operating
         expenses          47,585    59,934         139,011   158,066
                        ---------- --------- --------------- ---------
Operating income           27,181    40,119          92,935   135,723
Other income, net           4,020     5,759          12,313    17,118
                        ---------- --------- --------------- ---------
Income before provision
 for income taxes and
 controlling interest      31,201    45,878         105,248   152,841
Provision for income
 taxes                     11,778    15,839          39,916    53,067
                        ---------- --------- --------------- ---------
Income before
 controlling interest      19,423    30,039          65,332    99,774
Controlling interest in
 net income                  (339)     (354)         (1,000)   (1,101)
                        ---------- --------- --------------- ---------
Net income               $ 19,084  $ 29,685  $       64,332  $ 98,673
                        ========== ========= =============== =========


Basic earnings per
 share                   $   0.18  $   0.27  $         0.61  $   0.91
Diluted earnings per
 share                   $   0.17  $   0.26  $         0.58  $   0.87

Weighted-average shares
 outstanding (basic)      106,238   109,692         105,262   108,898
Weighted-average shares
 outstanding (diluted)    111,983   113,696         111,446   113,389


(1) Stock-based
 compensation included
 above was classified
 as follows:
    Cost of product
     sales               $    201  $    269  $          599  $    679
    Cost of services          129        39             385       107
    Selling, general
     and administrative     3,731     3,838          11,941    11,459
    Research and
     development              679       993           2,015     2,512


                       DOLBY LABORATORIES, INC.
                CONDENSED CONSOLIDATED BALANCE SHEETS


                                                September 29, June 29,
                                                    2006        2007
                                                ------------- --------
                                                     (unaudited)
                                                    (in thousands)
                    ASSETS
Current assets:
    Cash and cash equivalents                   $     363,537 $325,909
    Short-term investments                            122,162  210,548
    Accounts receivable, net                           23,550   25,021
    Inventories                                        11,104   14,091
    Income tax receivable                               1,371   20,875
    Deferred income taxes                              44,568   57,831
    Prepaid expenses and other current assets           6,340   13,819
                                                ------------- --------
        Total current assets                          572,632  668,094
Property, plant and equipment, net                     76,995   81,457
Intangible assets, net                                 14,954   33,028
Goodwill                                               23,188   41,908
Long-term investments                                  32,909   80,047
Long-term deferred income taxes                        11,100   11,015
Other assets                                            7,510    8,151
                                                ------------- --------
        Total assets                            $     739,288 $923,700
                                                ============= ========


     LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
    Accounts payable and accrued liabilities    $      79,336 $103,223
    Income taxes payable                                5,719    6,233
    Current portion of debt                             1,441    1,528
    Deferred revenue                                    6,358   11,927
                                                ------------- --------
        Total current liabilities                      92,854  122,911
Long-term debt                                         10,893   10,037
Long-term deferred tax liability                            -    6,312
Long-term deferred revenue                              4,563    5,072
Other non-current liabilities                          16,779   14,274
                                                ------------- --------
        Total liabilities                             125,089  158,606
Controlling interest                                   19,911   21,825
Stockholders' equity:
    Class A common stock                                   37       49
    Class B common stock                                   70       61
    Additional paid-in capital                        323,449  365,907
    Retained earnings                                 266,918  365,591
    Accumulated other comprehensive income              3,814   11,661
                                                ------------- --------
        Total stockholders' equity                    594,288  743,269
                                                ------------- --------
        Total liabilities and stockholders'
         equity                                 $     739,288 $923,700
                                                ============= ========

    CONTACT: Dolby Laboratories
             Alex Hughes, 415-645-4572 (Investor)
             investor@dolby.com
             Paula Dunn, 415-645-5000 (Media)
             news@dolby.com